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                Alliance Capital Management L.P.
                   1345 Avenue of the Americas
                    New York, New York  10105


                        January 18, 2002


Alliance California Municipal
   Income Fund, Inc.
1345 Avenue of the Americas
New York, New York   10105

Ladies and Gentlemen:

         This is to confirm that, in connection with our purchase of 6,667 shares of Common Stock of Alliance California Municipal Income Fund, Inc. (the "Corporation") for an aggregate cash consideration of One Hundred Thousand Five Dollars ($100,005), we are buying such shares for investment for our account only and not with a view to reselling or otherwise distributing them.

                             Very truly yours,

                             ALLIANCE CAPITAL MANAGEMENT L.P.

                             By:  Alliance Capital Management
                                    Corporation,
                                    its General Partner



                             By:  /s/
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